Exhibit 10.67
HMC MANAGEMENT COMPANY, LLC
A North Carolina Limited Liability Company
OPERATING AGREEMENT

OPERATING AGREEMENT
OF
HMC MANAGEMENT COMPANY, LLC
a North Carolina Limited Liability Company
     THIS OPERATING AGREEMENT, is made and entered into as of the 29th day of June, 2007, by and among HMC MANAGEMENT COMPANY, LLC, the North Carolina limited liability company which is the subject of this Agreement (the “Company”), and HARLINGEN HOSPITAL MANAGEMENT, INC., its sole member (the “Member”).
ARTICLE I
DEFINITIONS AND GLOSSARY OF TERMS
     “Act” shall mean the North Carolina Limited Liability Company Act set forth at Chapter 57C, Article 1, North Carolina General Statutes.
     “Agreement” shall mean this Operating Agreement as amended from time to time.
     “Articles” shall mean the articles of organization, together with any amendments thereto, required to be filed by the Company pursuant to the Act.
     “Cash Flow” shall mean cash available to the Company as a result of the operations of the Company and the sale or refinancing of Company property after (i) payment of all expenses, costs, amortization of indebtedness of the Company, (ii) acquisition of investments or other capital assets and (iii) the establishment of reasonable reserves for working capital, debt service, contingencies, investments, and replacements.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law and any final treasury regulations, revenue rulings, and revenue procedures thereunder or under any predecessor federal revenue law.
     “Company” shall refer to the limited liability company created under this Agreement and the Articles.
     “Distributions” shall mean distributions of cash or other property made by the Company to the Member from any source.
     “Income” shall mean the net income (including tax exempt income) of the Company or any separately allocable item thereof.
     “Interest” shall mean all of the rights created under this Agreement or under the Act of the Member with respect to the Company and the Company property.

     “Losses” shall mean the net loss of the Company or any separately allocable deduction of the Company, including expenditures of the Company not deductible in computing its taxable income and not properly chargeable to a capital account.
     “Manager” shall mean any person appointed by the Member to act as a manager of the Company.
     Certain other capitalized terms not defined above shall have the meanings given such terms in the Agreement.
ARTICLE II
FORMATION; NAME; PURPOSES; OFFICE; TERM
     SECTION 2.1. Company Formation. The Company shall be formed as a limited liability company under and pursuant to the Act. The Member shall execute and file all such instruments or documents and shall do or cause to be done all filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the formation and/or operation of a limited liability company in the State of North Carolina.
     SECTION 2.2. Name of Company. The name of the Company shall be HMC Management Company, LLC.
     SECTION 2.3. Purposes. The purposes of the Company are as follows:
     (a) To act as general partner of Harlingen Medical Center, Limited Partnership, a North Carolina limited partnership (the “Partnership”);
     (b) To do all things reasonably incidental to the purposes described in subsection (a); and
     (c) All such other purposes which the Member may determine.
     The Company may execute, deliver and perform all contracts and other undertakings and engage in all activities and transactions as may be necessary or advisable to carry out the foregoing objects and purposes.
     SECTION 2.4. Registered Office and Principal Place of Business. The registered office of the Company shall be maintained at 10720 Sikes Place, Suite 300, Charlotte, North Carolina 28277, or at such other place as the Member may determine, and the initial registered agent at such address shall be Blair Todt. The principal place of business of the Company shall be maintained at such place as the Member may determine.

     SECTION 2.5. Commencement and Term. The Company shall commence upon the filing of the Articles in the office of the Secretary of State of the State of North Carolina, as required by Section 2.1 hereof, and shall continue indefinitely, until terminated as provided herein.
ARTICLE III
CAPITAL CONTRIBUTIONS, LIABILITY OF MEMBER
     SECTION 3.1. Initial Contributions. The Member may at its discretion, but is not obligated to, contribute capital to the Company from time to time. Initially, the Member will contribute to the capital of the Company a receivable from HMC Realty, LLC, a Texas limited liability company, in the principal amount of $317,696, which the Company will thereupon further contribute to the capital of the Partnership, all pursuant to a Contribution and Assignment of Receivable among the Company, the Member and the Partnership.
     SECTION 3.2. Limited Liability of Member. The Member shall have no personal liability for any debts or losses of the Company beyond its Interest, except as provided by law. Except as may be required under the Act, the Member shall not be liable for any debts or losses of capital or profits of the Company or be required to contribute or lend funds to the Company. The Company herewith indemnifies and holds harmless the Member from any and all loss, damage, liability, or expense incurred by it at any time by reason of or arising out of any act performed by it on behalf of the Company or in furtherance of the interest of the Company.
ARTICLE IV
MANAGEMENT OF THE COMPANY
     SECTION 4.1 Management; Identification of Company in Contracts. The management of the Company shall be vested in the Manager. In all contracts, agreements and undertakings of the Company, the Company shall be identified as a limited liability company.
     SECTION 4.2 Number, Tenure and Qualifications of Managers. The Manager(s) of the Company may be appointed, removed and replaced from time to time by the Member in its sole discretion. Managers are not required to be residents of North Carolina or Members of the Company. The initial Manager of the Company shall be James A. Parker, to serve until his successor is duly appointed.
     SECTION 4.3 Exclusive Control of Manager. Subject to the terms and provisions of this Agreement, the Manager shall have exclusive management and control of the affairs of the Company and shall have the power and authority to do all things necessary or appropriate to carry out the purposes of the Company.
     SECTION 4.4 Duties of Manager. The Manager will diligently and faithfully devote such time to the management, supervision, and administration of the business and operations of the Company as may be required to carry out the purposes of the Company in accordance with the applicable law. The Manager may appoint officers or other delegates to assist him in his management of the Company.
     SECTION 4.5 Limitations on Powers of Manager and Officers. Notwithstanding the authority granted to the Manager in this Article IV, without the prior written approval of the Member, neither the Manager nor any officer or delegate shall have any authority to:
     (a) Do any act in contravention of the articles of organization, this Agreement or the Act;
     (b) Do any act which would make it impossible to carry on the ordinary business of the Company;
     (c) Possess Company property, or assign, transfer or pledge the rights of the Company in specific Company property for other than a Company purpose or the benefit of the Company, or commingle the funds of the Company with the funds of any other person;
     (d) Admit a person as a Member of the Company;
     (e) Cause or permit the Company to redeem or repurchase Company Interests;
     (f) Sell all or substantially all of the assets of the Company in a single transaction or series of related transactions;
     (g) Cause or permit the Company to merge or consolidate with any other entity; or
     (h) Terminate or dissolve the Company.
     SECTION 4.6 Other Business of Member and Managers. The Member or any Manager may engage independently or with others in other business ventures of any kind, render advice or services of any kind to other investors or ventures, or make or manage other investments or ventures. Neither the Company nor the Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper under this Agreement. Nothing herein shall be deemed to negate or modify any separate agreement among the Manager, the Member and the Company, or any of them, with respect to restrictions on competition.
     SECTION 4.7 Indemnification of Manager. The Company herewith indemnifies and holds harmless the Manager from any and all loss, damage, liability, or expense incurred by him at any time by reason of or arising out of any act performed by him on behalf of the Company or in furtherance of the interest of the Company, except for liability for breach of fiduciary duty, gross negligence, willful misconduct, or fraud; provided, that the satisfaction of any indemnification and any holding harmless shall be from and limited to Company assets and the Member shall not have any personal liability on account thereof.
ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS
     SECTION 5.1. Allocation of Income and Losses. All Income and Losses for each calendar year, or fraction thereof, as the case may be, shall be allocated in full to the Member.
     SECTION 5.2. Distributions of Cash Flow. Distributions of Cash Flow shall be made at the sole discretion of the Member.
     SECTION 5.3. Distributions and Payments Upon Termination and Winding Up. In the event of the termination and winding up of the Company, the assets of the Company (after any allocations and distributions pursuant to Sections 5.1 and 5.2 hereof) shall be applied and distributed in the following priorities:
     (a) First, to the discharge of debts and obligations of the Company, including loans from the Member;
     (b) Second, to fund reserves for contingent liabilities;
     (c) Third, to the Member.
ARTICLE VI
DISSOLUTION OF THE COMPANY
     SECTION 6.1. Dissolution of the Company. The Company shall be dissolved upon the happening of any of the following events, whichever shall first occur:
     (a) the death, dissolution, adjudication of incapacity, voluntary filing or involuntary adjudication of bankruptcy, or the liquidation, receivership or assignment for the benefit of creditors of the Member, or other event of withdrawal under the Act; or
     (b) upon the written determination of the Member.

     SECTION 6.2. Winding Up and Liquidation.
     (a) Upon the dissolution of the Company, its assets shall be sold and liquidated, and its affairs shall be wound up as soon as practicable thereafter by the Member. In winding up the Company and liquidating the assets thereof, the Member, its successors or assigns, or any person designated by the Member for such purpose, may arrange for the collection and disbursement to the Member of any future receipts from the Company property or other sums to which the Company may be entitled, or may with the approval of the Member sell the Company’s assets to any person on such terms and for such consideration as shall be approved by the Member.
     (b) Upon the dissolution of the Company, the assets, if any, of the Company available for distribution and any Net Proceeds from the liquidation of any such assets, shall be applied and distributed to the payment of liquidating Distributions as provided under Section 5.3 above.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1. Amendment, Interpretation and Construction. This Agreement contains the entire operating agreement of the Company and the Member may amend or modify this agreement at any time. Where the context so requires, the masculine shall include the feminine and the neuter and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit, or expand the scope or intent of this Agreement or any provision hereof. Unless otherwise specified, the references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.
     SECTION 7.2. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. The parties hereto hereby submit to the jurisdiction of the courts of the State of North Carolina for the adjudication of any matter arising with respect to this Agreement.
     SECTION 7.3. Partial Invalidity. In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of this Agreement which can be separated from the invalid, unenforceable provision or provisions shall continue in full force and effect.
     SECTION 7.4. Binding on Successors. The terms, conditions, and provisions of this Agreement shall inure to the benefit of, and be binding upon the Company and the Member and their respective heirs, successors, distributees, legal representatives, and permitted assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     SECTION 7.5. Statutory Provisions. Any statutory or regulatory reference in this Agreement shall include a reference to any successor to such statute or regulation and/or revision thereof.
     IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement as of the day and year first above written.

COMPANY:	HMC MANAGEMENT COMPANY, LLC

	By:	Harlingen Hospital Management, Inc., its sole Member

By:

Title:

MEMBER:	HARLINGEN HOSPITAL MANAGEMENT, INC.

By:

Title: